Exhibit 10.29

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DEED OF FIRST PRIORITY PLEDGE OVER CREDIT RIGHTS

InMadrid, on March 14 2008.

Attested to by Mr. Pedro de Elizalde y Aymerich, registered Notary Public of the Madrid Notaries’ Association, having jurisdiction and official certifying authority in Madrid,

BY AND BETWEEN

On the one part,

Mr. David González Gálvez, of Spanish nationality, of legal age, with domicile at Paseo de la Castellana 216, Madrid and with                         , currently in force.

And on the other part,

Mr. Manuel Deó Martín, of Spanish nationality, of legal age, with professional address at Madrid, calle María de Molina 6 and holder of                    , currently in force.

APPEARING

Mr. David González Gálvez, in the name and on behalf of lNICIATIVAS CULTURALES DE ESPAÑA, S.L., an entity dully incorporated and validly existing under the laws of Spain with registered office at Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid                            .

Mr. David González Gálvez is empowered for the purpose herein by virtue of the power of attorney granted in his favor on December 19, 2007 by Mr. Robert Zentz, Sole Director of lNICIATIVAS CULTURALES DE ESPAÑA, S.L., before the Notary public of Maryland Ms. Linda

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Palarino, whose signature is dully authenticated by an apostille according to The Hague Convention of October 5, 1961. A copy of such power of attorney is attached to this deed of First Priority Pledge Over Credit Rights (the “Deed”) as Annex 1.

lNICIATIVAS CULTURALES DE ESPAÑA, S.L., will be hereinafter referred to as the “Pledgor”.

Mr. Manuel Deó Martín, in the name and on behalf of GOLDMAN SACHS CREDIT PARTNERS, L.P., (hereinafter, the “Pledgee”), a limited partnership organized under the laws of Bermuda with office at 85 Broad Street, New York, NY 10004, USA.

The Pledgee acts as Administrative Agent and Collateral Agent under the Credit Agreement, for the ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement referred to in Recital I below).

Mr. Manuel Deó Martín is empowered for the purpose herein by virtue of the power of attorney of January 24, 2008 granted by the Notary Public of New York State, United States of America, Ms. Beatrice A. Viola, original of which is written in two columns, in Spanish and English – language that I understand – and dully apostilled, which I have seen, and from which it is evidenced that he has powers to formalize the pledge object of this deed. A copy of such power of attorney is attached to this Deed as Annex 2.

The Pledgor and the Pledgee shall hereinafter be jointly referred to as the “Parties”.

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WHEREAS

I.                On August 17 2007, LAUREATE EDUCATION, INC., and lNICIATIVAS CULTURALES DE ESPAÑA, S.L., as Borrowers; the lenders from time to time, Goldman Sachs Credit Partners, L.P., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners, L.P., as Swingline Lender, Citicorp North America, Inc., as Syndication Agent, Goldman Sachs Credit Partners, L.P., and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Bookrunners, and the other parties thereto entered into a Credit Agreement, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”). Pursuant to section 6.2 of the Credit Agreement, the Administrative Agent shall have received this Deed as a precedent condition to the acquisition of the financing derived of the credit agreement later indicated.

The Pledgor shall use the proceeds of the borrowings under the Credit Agreement for general corporate purposes, including the realization of Permitted Acquisitions (as such term is defined in the Credit Agreement).

A copy of the Credit Agreement is attached to this Deed as Annex 3. The Pledgor hereby ratifies before the intervening Notary Public its obligations under the Credit Agreement and, together with the Pledgee, jointly, raise the Credit Agreement to the status of public document.

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II.           Pursuant to the provisions of the Credit Agreement, the Pledgor undertook to grant this Deed, as security for the payment and performance of the Secured Obligations (as defined below).

III.      For purposes of this pledge, the term Secured Obligations shall mean the Foreign Obligations (as defined in the Credit Agreement).

Notwithstanding, the provisions herein shall be interpreted without prejudice to the regulations in relation to the prohibition of financial assistance set out in article 40.5 of the Spanish Limited Liability Companies Act (Ley de Sociedades de Responsabilidad Limitada), which shall not be breached at any time and, therefore, the Secured Obligations shall not comprise any current or future payment obligations, outstanding or incurred by any obligor towards the Pledgee as a result of any utilization of funds in order to finance or repay the acquisition of the Pledgor shares or any company of its group shares.

IV.       As security for the payment and performance of the Secured Obligations, the Pledgor wishes to execute in favor of the Pledgee, as Administrative Agent and Collateral Agent under the Credit Agreement, for the ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement), a first priority ranking pledge over the credit rights held by the Pledgor against entities within the group

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of companies of the Pledgor, which are identified in Annex 4 of this Deed (the “Credit Rights”).

V.            In view of the foregoing, the Parties desire to execute this Deed, which shall be subject to the following terms and conditions:

CLAUSES

1.              CREATION OF THE PLEDGE

1.1       As security for the due and punctual fulfilment of each and all the Secured Obligations, the Pledgor hereby creates a first priority ranking pledge over the Credit Rights (the “Pledge”), in favour of the Pledgee, acting as Administrative Agent and Collateral Agent under the Credit Agreement, for the ratable benefit of the Secured Parties (as such term is defined in the Credit Agreement). The Pledgee recognizes and accepts the Pledge.

1.2       It is the intention of the Parties hereto that the execution of this Deed create a valid and perfected first priority ranking security interest over the Credit Rights in favour of the Pledgee to secure the Secured Obligations.

1.3       The Parties hereby agree that this Deed shall not alter or affect the terms and conditions of the Credit Agreement.

1.4       During the term of this Pledge, the Pledgor irrevocably and unconditionally undertakes to notify the Pedgee by registered mail with acknowledgment of receipt (“correo certificado con acuse de recibo”) of:

(a)                                 its intention to apply for a judicial

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declaration of voluntary bankruptcy (“concurso voluntario”) at least ten (10) working days prior to the presentation of its application before the relevant Judge; and

(b) the judicial approval (“admisión a trámite”) of the application for necessary bankruptcy (“concurso necesario”) served to the relevant Judge by any entitled person other than the Pledgor within the same day on which the relevant Judge has served notice to the Pledgor of its citation.

1.5                 The Pledgor unconditionally and irrevocably acknowledges that the Credit Rights are not necessary for continuing its professional or business activities.

2.                        INDIVISIBILITY OF THE PLEDGE. SECURED OBLIGATIONS

2.1                 The Pledge, created by virtue of this Agreement in favor of the Pledgee, secures the full and punctual fulfillment of the Secured Obligations, as defined in this Deed.

2.2                 This Pledge is granted over each and all of the Credit Rights. Consequently, each and every Credit Right pledged secures the complete fulfillment of the Secured Obligations. Partial fulfilment of the Secured Obligations shall not extinguish the Pledge proportionally. The Pledgor shall be entitled to cancel the Pledge only after the Secured Obligations have been fully discharged.

2.3                 The Pledge is created without prejudice to

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the unlimited nature of the liability of Pledgor pursuant to Article 1,911 of Spanish Civil Code (Código civil).

3.                        NOTIFICATION OF THE PLEDGE

The Pledgor and the Pledgee instruct the intervening Notary Public to notify the Pledgor’s debtors listed in Annex 4 of the creation of the Pledge. For this purpose, the Notary Public shall use the form of notification included in Annex 5. Once this notification has occurred, any payments made by the debtors to the Pledgor shall be made to the bank account held by the Pledgor in euros, number                  (the “Bank Account”), held with                  on satisfactory terms to the Pledgee, in its sole discretion and indicated in the notification. The balance of such bank account shall at all times be pledged in favor of the Pledgee until full release or discharge of the Pledge.

4.                        FUTURE CREDITS

4.1                 The Pledge shall be extended to and shall also comprise any credit rights of the Pledgor arising in the future vis-à-vis the debtors indicated in Annex 4, as well as any interest and proceeds of these quantities which may be accrued in favor of the Pledgor. For such purpose, no later than 15 business days following the end of each month, the Pledgor will provide the Pledgee with an updated list of debtors as of the end of the relevant calendar semester (specifying at least the name of the debtor and the amount due).

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4.2                 In the event that, during the life of this Pledge, the Pledgor enters into new agreements with other debtors different from those specified in Annex 4 (provided that such debtors are within the group of companies of the Pledgor), such circumstance will be promptly notified to the Pledgee and the Pledgor will pledge for the benefit of the Pledgee, any credit rights that may arise thereunder vis-a-vis those new debtors, in the same terms and conditions as those provided for in this Deed. Such extension shall be formalized promptly upon demand of the Pledgee by means of an addendum to this Deed granted as a public deed with the intervention of a Notary Public.

The Pledgor irrevocably and unconditionally confers in favour of the Pledgee a mandate and powers of attorney to grant in its name the public document referred to above, executing said extension of the Pledge, even if such execution of the extension of the Pledge implies self-dealing. Said power of attorney is necessary for compliance with the Secured Obligations and, therefore, shall be irrevocable as long as the Pledge is not cancelled.

4.3                 The Pledgor shall bear all notarial fees, taxes and duties and other expenses arising from the granting of said public document, including, as the case may be, those arising from any notifications to the debtors. From

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the date of formalization as a public deed of the extension of this Deed, those new credits will be considered as Credit Rights of the Pledgor for all purposes under this Deed.

5.                        DELIVERY OF POSSESSION

For the purposes of Article 1,863 of the Spanish Civil Code, the Parties agree that the execution of this Deed entails a transfer of possession of the Credit Rights in favor of the Pledgee as referred to in Article 1,863 of the Spanish Civil Code.

6.                        ALLOCATION OF PAYMENTS

The Parties agree that (i) any sums paid by the Pledgor’s debtors to the Pledgee shall be allocated by set-off to the payment of the Secured Obligations and (ii) the Pledgee shall deliver to the Pledgor any sums paid in excess, as the case may be, by the Pledgor’s debtors once the Secured Obligations have been fulfilled.

7.                        REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants to the Pledgee that:

(i)                       It is dully organized and validly existing under the laws of the Kingdom of Spain, is validly inscribed in all applicable Registries and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(ii)                    This Deed and such other agreements, certificates and documents delivered in

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connection herewith: (A) have been, or upon execution thereof will be, duly executed by Pledgor, and (B) constitute, or upon execution thereof will constitute, the valid and binding obligations of the Pledgor;

(iii)                 The execution of this Deed and any other agreements, certificates and documents delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby have been dully and validly authorized by all necessary action on the part of the Pledgor. The Pledgor has all requisite power and authority to enter into this Deed and all other agreements, certificates and documents delivered in connection herewith, to consummate the transactions contemplated hereby and in the mentioned agreements, certificates, and documents and to pledge, assign and transfer the Credit Rights in the manner and form established hereunder;

(iv)                The Pledgor is the only holder of the Credit Rights;

(v)                   Except as expressly provided in the Credit Agreement, the Credit Rights are free and clear of any and all liens (statutory or otherwise), claims, charges, options, security interests, pledges, mortgages, restrictions or similar encumbrances of any kind or nature whatsoever (collectively, “Encumbrances”), except for those Encumbrances created by this Deed. The Pledgor has complete and unrestricted power and the unqualified

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right to pledge the Credit Rights pursuant to the terms hereof; and

(vi)                            The execution of this Deed and any other agreements, certificates and documents contemplated hereby, the consummation of the transactions contemplated hereby or thereby, the performance by the Pledgor of any of the provisions hereof or thereof, and the Pledge created hereby do not and will not:

(A)     enter in conflict with or result in a breach of the by-laws or any other constitutive or organizational documents of the Pledgor;

(B)       enter in conflict with, result in a default or give rise to any right of termination, cancellation, modification or acceleration under any of the provisions of any note, bond, lease, mortgage, indenture, permit, authorization, contract or other instrument or obligation to which the Pledgor is a party;

(C)     violate any law applicable to the Pledgor as of the date hereof; or

(D)     require any notice to, filling with, license of, authorization of, exemption by, or consent of, any governmental

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authority or any other person or entity under any law applicable to the Pledgor as of the date hereof.

8.                        INABILITY TO DISPOSE OF THE PLEDGED CREDIT RIGHTS

While the Pledge remains in force and effect, and except as expressly provided for in the Credit Agreement, the Pledgor:

(a)                               shall timely and fully perform any obligations assumed with its debtors so that the right of collection of the Credit Rights is not jeopardized;

(b)                                 shall at all times keep the Pledgee punctually informed of any contingencies that may in any manner affect the Credit Rights;

(c)                                  shall refrain from assigning, selling, transferring or in any other manner disposing of the Credit Rights and from creating any lien or encumbrance on the Credit Rights without the Pledgee’s prior written consent;

(d)                                 shall give instructions to the counterparties of the Credit Rights to pay any amounts payable thereunder other than through the account of the Pledgor indicated under clause 3 designated in writing according to the referred clause 3 above; and

(e)                                  shall refrain from waiving or reaching any settlement or agreement with respect to any claims or actions related to any Credit

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Right, or agree to any deductions from any amounts claimed or deferral or delay of payment thereof under any agreement.

9.                       CANCELLATION OF THE PLEDGE

The Pledge shall terminate and be cancelled upon termination of the Credit Agreement the satisfaction in full of the Secured Obligations, as acknowledged in a written instrument executed by the Pledgee, as Pledgor shall reasonably request to evidence such termination, unless the Pledgee exercises the right conferred by Article 1,866 of the Spanish Civil Code. Accordingly, upon termination of the Pledge, the Pledgee shall, at Pledgor’s request and at Pledgor’s sole cost and expense, execute and deliver to Pledgor as many documents as reasonably may be necessary for the declaration of cancellation of the Pledge.

10.                               ENFORCEMENT OF THE PLEDGE

10.1        This Pledge shall become enforceable upon the occurrence of an Event of Default (as defined in the Credit Agreement).

The Parties hereby expressly agree that the communication by the Pledgee to the Pledgor stating that an Event of Default (as defined in the Credit Agreement) has taken place shall be sufficient to enforce the Pledge by the Pledgee.

10.2        For purposes of the enforcement of the Pledge, and notwithstanding (i) Pledgor’s liability in relation to the complete

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fulfillment of the Secured Obligations; and (ii) any other security interest held by the Pledgee, the Pledgee may, at its discretion, use any of the available judicial proceedings, either the ordinary or executive judicial proceedings, or the non judicial proceeding provided for under Article 1,872 of the Spanish Civil Code. The use of one enforcement method shall not preclude the possibility of resorting to any of the others, insofar as the Secured Obligations have not been fully paid.

10.3                        For purposes of the enforcement of the Pledge under any of the procedures referred to in this clause, the Parties agree and expressly acknowledge that:

(A)  in case of enforcement of the Pledge, the amount liquid, due and payable will be the amount specified in the certificate issued by the Pledgee. Such certificate shall include the balance resulting from the calculation made by the Pledgee, and a statement of the debit and credit entries and those relating to the application of expenses, commissions and interest (if any) which determine the specific balance of the amount owed (the “Certificate”);

(B)  the determination of the amount that may be claimed by executive proceedings will be made by the Pledgee. Therefore, the presentation of the following documents will be sufficient to initiate the enforcement of

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the Pledge: (i) the original of this Deed; (ii) with a certificate issued by the Notary attesting this Deed by which it is stated that the Deed conforms to its files and their date; (iii) the notarial deed incorporating the Certificate issued by the Pledgee referred to above and the statement of the debit and credit entries and those relating to the application of expenses, commissions and interest which determine the specific balance of the amount owed for which enforcement is requested, evidencing that the liquidation of the debt has been executed in the form agreed under the Credit Agreement; and (iv) a notarial deed evidencing that the Pledgor has been served notice of the amount due and payable; and

(C)  the amounts obtained through the enforcement of the Pledge shall be applied to the payment of the Secured Obligations as set forth in Section 11.15 of the Credit Agreement.

10.4                        In the event that the Credit Rights were credits immediately convertible into money at the moment of the enforcement, the Parties hereby agree that, for the enforcement of this Pledge, it shall not be necessary to carry out any public auction of such Credit Rights. The Pledgee will be entitled to enforce the Pledge over such Credit Rights, with prior notification thereof to the Pledgor, by means of collecting the amounts due and payable under the Secured Obligations from the Pledgor’s debtors under the Credit Rights.

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For such purposes, the Pledgee shall request in writing to the Pledgor’s debtors under the Credit Rights to pay any amounts due and payable under the Credits Rights up to the maximum amounts due and payable by the Pledgor, for the account of the Secured Obligations. Such request shall include a written statement by the Pledgee stating: (i) that there has been a breach of the Secured Obligations; (ii) the amount due and payable as a result of such breach; and (iii) that the Pledgor has failed to pay, after a demand to do so. If the Pledgee receives any amount in excess of the amounts necessary to cover all the outstanding Secured Obligations, it will in turn deliver such excess amount to the Pledgor.

10.5              In the event that the Pledgee elects the enforcement proceedings set forth under Article 1,872 of the Spanish Civil Code for the enforcement of the Pledge, the parties agree as follows:

(i)                           the domiciles for requests and notifications will be those indicated in clause 12 below;

(ii)                        the minimum asking price for the first auction will be the face value of the Credit Rights and for the second auction 80% of such face value. There shall be no asking price for the third and subsequent auctions;

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(iii)                     the Pledgor hereby appoints the Pledgee as representative of the Pledgor for the auction of the Credit Rights, as seller, and for the execution, on behalf of the Pledgor, of the relevant documents of transfer (even public documents) in favor of the third party awarded the Credit Rights in the auction;

(iv)                    the Spanish Notary Public competent for the enforcement proceedings shall be appointed by the Pledgee;

Upon the request of the Pledgee, a third and subsequent auctions may take place, subject to the same formalities and conditions as those contemplated for the first and second auctions but not subject to a minimum asking price. Likewise, upon the request of the Pledgee, partial auctions may take place for selling the pledged Credit Rights in different lots;

(v)                       the auctions shall be announced at least ten days prior to the date on which the auction is to take place. In the event of more than one auction being held, the announcement of each such auction may be effected simultaneously; however, at least a four calendar days period must elapse between each of such auctions;

(vi)                    the formalization of the transfer of the Credit Rights and the payment of the purchase price will take place on the date indicated by the Pledgee to the third party (if it is a different entity from the Pledgee) awarded the Credit Rights in the auction upon fifteen days of notice;

(vii)                 the Notary and the Pledgor will be

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authorized to take whatever actions they deem appropriate for purposes of ensuring that the auctions become of public knowledge. Announcements will be published and notice to the Pledgor will be given at least ten (10) calendar days prior to the first auction;

(viii)              except for the Pledgee, any bidder shall provide a security deposit for an amount equal to ten per cent (10%) of the face value of the Credit Rights to be auctioned, as security for the formalization of the transfer and payment of the purchase price in the event the bidder is awarded the Credit Rights in the auction. If the bidder fails to formalize the transfer of the Credit Rights or to pay the purchase price on the terms described above, the bidder shall lose the deposit in favor of the Pledgee. Such security deposits shall be returned to the unsuccessful bidders once the auction proceedings have finished. Should the Pledgee acquire the Credit Rights, the price will be paid by set-off (on the corresponding portion) between the amount offered by the Pledgee as purchase price for the Credit Rights and the amount claimed to be enforced;

(ix)                    the total price obtained as a result of the auction shall be firstly applied to settle any expenses incurred in the enforcement of the Pledge and transfer of the Credit Rights. The balance shall be directly delivered by the Notary Public in charge of the enforcement proceedings to the Pledgee, and if relevant, to the Pledgor for any amounts received in excess of the amounts necessary to cover all the outstanding Secured Obligations as well as the expenses incurred in the

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enforcement of the Pledge;

(x)                       enforcement shall not be interrupted unless as a result of (i) the decision of the Pledgee in its sole discretion or (ii) the payment in full of the Secured Obligations by the Pledgor or, if relevant, a third party on its behalf, together with full payment to the Pledgee of all other amounts owed to the Pledgee and all expenses incurred by the Pledgee in relation to the enforcement of the Pledge;

In particular, the enforcement of the Pledge shall not be interrupted because of the Pledgor’s opposition, regardless of the right of the Pledgor to exercise its rights in a judicial proceeding; and

(xi)                    should the Credit Rights be acquired by the Pledgee, the payment of the price may be settled by set off, by reducing the amount of the Secured Obligations by an amount equal to that offered by the Pledgee as purchase price for the Credit Rights.

10.6              If the Secured Obligations are not paid in their totality, the Pledgor shall deliver to the Pledgee within three business days upon the demand of the Pledgee, an updated list of Credit Rights identifying each Credit Right outstanding as of the business day before such demand was made (specifying at least the name and address of debtor, the amount due and the due date) substantially in the form and including the information as set forth on Annex 4 to this Deed.

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10.7              The Pledgee expressly reserves any and all of its rights and legal actions against the Pledgor for any portion of the Secured Obligations assumed that have not been satisfied with the proceeds arising from the enforcement of the Pledge.

In particular, the Pledgee will retain all rights and claims against the Pledgor for that part of the Secured Obligations which is not fully discharged or which remains unsatisfied after the enforcement of the Pledge, even if the Pledgee has acquired the Credit Rights. In this case, only the part of the debt equivalent to the price offered by the Pledgee for the Credit Rights shall be deemed to have been set off, maintaining the enforceability and the ranking of the remaining Secured Obligations.

11.                     TAXES AND EXPENSES

The Notary fees, taxes and any other costs and expenses arising as a result of the preparation and execution of this Pledge, its cancellation as well as the costs arising in case of enforcement of the Pledge, including costs and expenses incurred by lawyers and judicial agents, even when the intervention of the latter is not legally required, will be borne by the Pledgor.

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12.                     NOTICES

12.1              All notices which must be sent to the Parties under this Pledge, except if provided otherwise, shall be made by certified letter with acknowledgment of receipt.

12.2              For purposes of this Agreement, the addresses of the Parties for such notices, summons and other required formalities shall be the following:

For the Pledgor:

Calle Tajo s/n

Urbanización El Bosque

Villaviciosa de Odón, Madrid.

With a copy to:

Laureate Education, Inc.

1001 Fleet Street, Baltimore, MD 21202

Attention:

Telecopy No.

For the Pledgee:

Goldman Sachs Credit Partners L.P.

Attention:

Telecopier:

E-mail:

With a copy to:

Goldman Sachs Credit Partners L.P.

Attention:

Telecopier:

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12.3              Any change in the abovementioned addresses must be communicated to the others by post with acknowledgment of receipt, and shall only take effect ten (10) calendar days after the date on which the other Party receives the notice.

13.                     AMENDMENT OF THIS DEED

Should it receive a formal demand to do so, the Pledgor undertakes to execute, within a maximum period of ten (10) calendar days from the date of such demand, any public and private documents as may be necessary to correct, supplement or clarify this Deed.

14.                     POWER OF ATTORNEY

The Pledgor hereby grants an irrevocable power of attorney, as extensive as is required or convenient in Law, with an express power to selfcontract and delegate, in favour of the Pledgee acting through any of its representatives so that it may, in the name and on behalf of the Pledgor, take any action that may be necessary for the purpose of carrying out the terms of this Pledge and take any action and execute any instrument which may be necessary to accomplish the purposes of this Pledge.

Among the powers granted, for instance, are the following: (i) to execute as many public or private documents as it may be necessary in order to formalize, in the name and on behalf of the Pledgor, the extension of the Pledge-in particular, to pledge new Credit Rights in the terms described in this Deed-, or in order to modify, amend, correct, supplement or clarify this Deed or any public documents executed in connection with this Deed; (ii) to represent the Pledgor in the auction of the pledged Credit

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Rights and to execute, in the name and on behalf of the Pledgor, every public document which may be necessary in order to formalize the transfer of the Credit Rights in favour of the acquirer or acquirers; (iii) to appoint the Notary Public which the Pledgee deems appropriate in order to formalize any public documents which may be executed in connection with this Pledge; (iv) to settle and pay, at the Pledgor’s expense, the costs and taxes that arise from the actions performed and from the documents executed in compliance with this Deed; and (v) to perform any other actions which may be necessary in order to comply with this Deed.

These powers of attorney are irrevocable and will be in force while any Secured Obligation remains outstanding. The unilateral revocation of these powers of attorney by the Pledgor shall not have any effect.

Should the Pledgee resign or be removed from its position as Administrative Agent or Collateral Agent under the Credit Agreement, the Pledgee is expressly authorised to delegate the present powers and grant new powers of attorney pursuant to those conferred in this Deed (or to be replaced herein), upon the same terms and conditions, to the entity designated as the new Administrative Agent or Collateral Agent, as applicable pursuant to the Credit Agreement and to assign this Pledge in connection therewith.

The Pledgor represents that it is aware and accepts that the exercise of these powers of attorney by the Pledgee may involve self-contracting (“autocontratación”).

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15.                     APPLICABLE LAW

This Pledge shall be governed by Spanish Law.

16.                     JURISDICTION

The Parties expressly submit any litigation which may derive from the interpretation and/or enforcement of the terms and conditions of this Deed, to the jurisdiction and competence of the Courts of the city of Madrid, waiving any other forum to which by law they may be entitled, as it constitutes the legal domicile of the obliged party.

17.                     LANGUAGE

This Deed is executed in the Spanish and English languages. In the event of any conflict in interpretation between the English version and Spanish version, the Spanish version shall control.

18.                     FURTHER UNDERTAKINGS

Pledgor shall, at any time and from time to time, upon the request of the Pledgee, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for carrying out the purposes of this Deed as contemplated hereunder and the consummation of the transactions contemplated hereby.

19.                     ADDITIONAL COPIES EFFECTIVE FOR JUDICIAL ENFORCEMENT

The Pledgee may request and obtain second copies (“segundas copias”) and additional copies of this public deed, which shall be

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effective for judicial proceedings of enforcement (“procesos ejecutivos”).

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And in witness whereof, the Parties hereby execute and formalise this Deed in three counterparts, in the place and on date indicated in the heading.

INICIATIVAS CULTURALES DE ESPAÑA, S.L.
By:

/s/ David González Gálvez
David González Gálvez

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:

/s/ D. Manuel Deó
D. Manuel Deó

EXECUTION VERSION D. ANDRÉS DOMÍNGUEZ NAFR ÍA NOTARIO DE MADRID CONTRATO [ILLEGIBLE] DE PRENDA SOBRE DERECHOS DE CRÉDITO En Madrid, a 5 de octubre de 2011. Ante mi, D. Andrés Domínguez Nafría, Notario perteneciente al Colegio de Madrid, con ejercicio y fe pública en la plaza Mercantil de Madrid, COMPARECEN De una parte, D. David González Gálvez, de nacionalidad española, mayor de edad, con domicilio profesional en Madrid, Paseo de la Castelliana 216 y DNI número 50859413-L, actualmente en vigor. Y de otra, Dña, Macarena Ruiz-Jarabo Valdés, de nacionalidad española, mayor de edad, con domicilio en Madrid, calle María de Molina 6 y DNI número 50324605-F, actualmente en vigor. INTERVIENEN D. David González Gálvez, en nombre y representación de INICIATIVAS CULTURALES DE ESPAÑA, S.L.U., sociedad debidamente constituida bajo tas leyes de España, con domicilio social en calle Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid y NIF B-78345238. D. David González Gálvez acredita su representación para este acto en virtud del poder otorgado en su favor el 10 de junio de 2011 por D. Robert W. Zentz, Administrador Unico de INICIATIVAS CULTURALES DE ESPAÑA, S.L., frente al Notario Público de Baltimore (Maryland - EEUU), Dña. Nora Dietrich, cuyo original redactado AMENDMENT AGREEMENT IN RESPECT OF PLEDGE OVER CREDIT RIGHTS In Madrid, on October 5, 2011. Before me, Mr. Andrés Domínguez Nafría, registered Notary Public of the Madrid Notaries’ Association, having jurisdiction and official certifying authority in Madrid, BY AND BETWEEN On the one part, Mr. David González Gálvez, of Spanish nationality, of legal age, with domicile at and national identification number currently in force. And on the other part, Ms. Macarena Ruiz-Jarabo Valdés, of Spanish nationality, of legal age, with domicile and national identification number currently in force. APPEAR Mr. David González Gálvez, in the name and on behalf of INICIATIVAS CULTURALES DE ESPAÑA, S.L.U., an entity duly incorporated and validly existing under the laws of Spain with registered address at Tajo s/n, Urbanización El Bosque, Villaviciosa de Odón, Madrid and holding tax identification number Mr. David González Gálvez is empowered for the purpose herein by virtue of the power of attorney granted in his favor on 10 June 2011 by Mr. Robert W. Zentz, Sole Administrator of INICIATIVAS CULTURALES DE ESPAÑA, S.L., before the Notary Public of Baltimore (Maryland - USA), Mrs. Nora Dietrich, original of which written in two - 1 - MA 68122 [ILLEGIBLE]

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a doble columna en español e inglés, idioma que conozco y debidamente apostillados, he tenido a la vista, del cual resulta tener facultades para la formalización de la prenda que es objeto de la presente póliza. Se adjunta una copia de dicho poder a la presente póliza de Prenda Derechos de Crédito (la "**Póliza**") como __Anexo 1__.

columns, in Spanish and English, language that I understand and duly apostilled, which I have seen, and from which it is evidenced that he have powers to formalize the pledge object of this deed. A copy of such power of attorney is attached to this deed of Pledge of Credit Rights (the "**Deed**") as __Annex 1__.

INICIATIVAS CULTURALES DE ESPAÑA, S.L. será en lo sucesivo denominada como el "**Pignorante**".

INICIATIVAS CULTURALES DE ESPAÑA, S.L. will be hereinafter referred to as the "**Pledgor**".

Dña. Macarena Ruiz-Jarabo Valdés,, en nombre y representación de GOLDMAN SACHS CREDIT PARTNERS L.P., (en adelante, el "**Acreedor Pignoraticio Anterior**") una sociedad de responsabilidad limitada constituida de conformidad con las leyes de Bermuda, con oficinas en 85 Broad Street, Nueva York, NY 10004, EE.UU.

Ms. Macarena Ruiz-Jarabo Valdés, in the name and on behalf of GOLDMAN SACHS CREDIT PARTNERS L.P., (hereinafter, the "**Prior Pledgee**") a limited partnership organized under the laws of Bermuda with an office at 85 Broad Street, New York, NY 10004, USA.

Dña. Macarena Ruiz-Jarabo Valdés, en nombre y representación de CITIBANK, N.A. (en adelante, el "**Acreedor Pignoraticio**") una sociedad debidamente constituida y existente de conformidad con las leyes vigentes en Estados Unidos, con domicilio social en el Estado de Nueva York.

Ms. Macarena Ruiz-Jarabo Valdés, in the name and on behalf of CITIBANK, N.A. (hereinafter, the "**Pledgee**"), a company duly organized and existing under the Laws of the United States and having its principal place of business at the State of New York.

El Acreedor Pignoraticio comparece y actúa en su condición de Agente Administrativo y Agente de Garantías o "*Administrative Agent*" y "*Collateral Agent*" de acuerdo con el Contrato de Crédito, actuando por cuenta y beneficio de las Entidades Garantizadas o "*Secured Parties*" (tal y como se define dicho término en el Contrato de Crédito).

The Pledgee acts as Administrative Agent and Collateral Agent under the Credit Agreement, on behalf and for the benefit of the Secured Parties (as such term is defined in the Credit Agreement).

Dña. Macarena Ruiz-Jarabo Valdés acredita su representación para este acto en virtud de el poder de 24 de Agosto de 2011 autorizado por el notario de Nueva York, Estados Unidos, Dña. Kimberly J. Contini, y del poder de 10 de Agosto 2011 autorizado por el notario de Nueva York,, Dña Cynthia Tolentino, cuyos originales redactados a doble columna en español e inglés, idioma que

Ms. Macarena Ruiz-Jarabo Valdés, is empowered for the purpose herein by virtue of the power of attorney of 24 August 2011 granted by the notary public of New York, United States, Ms. Kimberly J. Contini and power of attorney of 10 of August 2011 granted by the notary public of Nueva York, Ms.Cynthia Tolentino, originals of which written in two columns, in Spanish and English, language that

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conozco y debidamente apostillados, he tenido a la vista, de los cuales resulta tener facultades para la formalización de la prenda que es objeto de la presente póliza. Se adjunta una copia de dichos poderes a la presente Póliza como **Anexo 2**.

I understand and duly apostilled, which I have seen, and from which it is evidenced that she has all powers necessary to formalize the pledge object of this deed. A copy of such power of attorney is attached to this Deed as **Annex 2**.

El Pignorante y el Acreedor Pignoraticio serán denominados conjuntamente como las "**Partes**".

The Pledgor and the Pledgee shall hereinafter be jointly referred to as the "**Parties**".

EXPONEN

WHEREAS

I Que con fecha 17 de agosto de 2007, LAUREATE EDUCATION, INC. e INICIATIVAS CULTURALES DE ESPAÑA, S.L., como prestatarios, los prestamistas GOLDMAN SACHS CREDIT PARTNERS L.P., como "*Administrative Agent*" y "*Collateral Agent*", GOLDMAN SACHS CREDIT PARTNERS L.P. como "*Swingline Lender*", CITICORP NORTH AMERICA, INC. como "*Syndication Agent*", GOLDMAN SACHS CREDIT PARTNERS L.P. Y CITIGROUP GLOBAL MARKETS INC. como "*Joint Lead Arrangers*" y "*Bookrunners*", además de otra serie de entidades, suscribieron un contrato de crédito, como quiera que pudiera ser modificado o complementado (el "**Contrato de Crédito Inicial**").

I On August 17, 2007, LAUREATE EDUCATION INC. and INICIATIVAS CULTURALES DE ESPAÑA, S.L., as Borrowers; the lenders from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. as Administrative Agent and Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P. as Swingline Lender, CITICORP NORTH AMERICA, INC. as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P. AND CITIGROUP GLOBAL MARKETS INC. as Joint Lead Arrangers and Bookrunners, and the other parties thereto entered into a credit agreement (as amended, supplemented or otherwise modified from time to time, the "**Initial Credit Agreement**").

II Que, con fecha 14 de marzo de 2008, ante el notario de Madrid Don Pedro de Elizalde y Aymerich, el Pignorante, constituyó en favor del Acreedor Pignoraticio Anterior, en su condición de Agente Administrativo y Agente de Garantías, actuando por cuenta y beneficio de las Entidades Garantizadas o "*Secured Parties*" tal y como dicho término se define en la Prenda de Derechos de Crédito y en el Contrato de Crédito Inicial, un derecho real de prenda de primer rango sobre los derechos de crédito de los que, el Pignorate es titular

II That, on 14 March 2008, before Notary Public of Madrid Mr. Pedro de Elizalde y Aymerich, the Pledgor created in favor of the Prior Pledgee, acting as Administrative Agent and Collateral Agent on behalf and for the benefit of the Secured Parties, as such term is defined in the Pledge over Credit Rights and the Initial Credit Agreement, a first priority ranking pledge over the credit rights held by the Pledgor against entities within the group of companies of the Pledgor, which are Identified in **Annex 3** of this Deed, (the

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frente a entidades del grupo de sociedades del Pignorante, derechos de crédito que se identifican en el <u>Anexo 3</u> de esta Póliza, (los **"Derechos de Crédito"**), en garantía del pago y cumplimiento de las Obligaciones Garantizadas bajo el Contrato de Crédito Inicial (la **"Prenda de Derechos de Crédito"**).

"Credit Rights") as security for the payment and performance of the Secured Obligations under the Initial Credit Agreement (the **"Pledge over Credit Rights"**);

III Que con fecha 16 de junio de 2011, LAUREATE EDUCATION, INC. e INICIATIVAS CULTURALES DE ESPAÑA, S.L., como prestatarios, los prestamistas, GOLDMAN SACHS CREDIT PARTNERS L.P., como *"Administrative Agent"* y *"Collateral Agent"*, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC and KKR CAPITAL MARKETS LLC como *" Co-Syndication Agents"*, CITIGROUP GLOBAL MARKETS INC., BARCLAYS CAPITAL, CREDIT SUISSE SECURITIES (USA) LLC y J.P. MORGAN SECURITIES LLC como *"Joint Lead Arrangers"* y *"Bookrunners"*, entre otros, suscribieron una modificación al Contrato de Crédito Inicial consistente principalmente en una ampliación del plazo de vencimiento. El Contrato de Crédito Inicial ha pasado a ser redactado en los términos y condiciones que figuran en la escritura pública otorgada en fecha de hoy ante el Notario de Madrid D. Andrés Domínguez (en adelante, como quiera que pudiera ser modificado o complementado, el **"Contrato de Crédito Modificado"** o el **"Contrato de Crédito"**).

III On 16, June 2011 LAUREATE EDUCATION INC. and INICIATIVAS CULTURALES DE ESPAÑA, S.L., as Borrowers; the lenders from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P.as Administrative Agent and Collateral Agent, CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC and KKR CAPITAL MARKETS LLC as Co-Syndication Agents, CITIGROUP GLOBAL MARKETS INC., BARCLAYS CAPITAL, CREDIT SUISSE SECURITIES (USA) LLC and J.P. MORGAN SECURITIES LLC as Joint Lead Arrangers and Bookrunners, amongst other parties, entered into an amended version of the Credit Agreement mainly based on a term loan maturity date extension. The Initial Credit Agreement has been modified and reads in the terms and conditions provided by the public deed granted on the date hereof before Notary public of Madrid, Mr. Andrés Domínguez (hereinafter, as amended, supplemented or otherwise modified from time to time, the **"Amended and Restated Credit Agreement"** or the **"Credit Agreement"**).

Asimismo, en fecha 30 de septiembre de 2011, GOLDMAN SACHS CREDIT PARTNERS L.P. y CITIBANK, N.A. suscribieron un acuerdo de cese y nombramiento en virtud del cual la entidad que actuaba como Agente de

Moreover, on 30 September 2011, GOLDMAN SACHS CREDIT PARTNERS L.P. and CITIBANK, N.A. entered into a resignation and appointment agreement] by means of which the entity acting as Collateral


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EXECUTION VERSION Garantías (tal y como se define en el Contrato de Crédito) se sustituyó pasando de ser GOLDMAN SACHS CREDIT PARTNERS L.P. a ser CITIBANK, N.A. IV Como consecuencia de lo anterior, la Prenda de Derechos de Crédito ha de ser modificada en consonancia y, tal y como se establece en la sección 14.21 (d) del Contrato de Crédito Modificado, cada una de las Partes de este contrato reconoce, renueva y extiende sus obligaciones bajo los documentos de garantía, ratificando el Pignorante por la presente al Notario interviniente sus obligaciones bajo el Contrato de Crédito Modificado. V Asimismo, por la presente, las Partes instruyen irrevocable e incondicionalmente al Notario para que notifique mediante carta certificada con acuse de recibo, a las contrapartes de los contratos suscritos por el Pignorante de los que se derivan los Derechos de Crédito, el otorgamiento del presente Contrato de Modificación (tal y como se define más abajo) utilizando el modelo que se adjunta como Anexo 4. De conformidad con lo antes mencionado, las Partes suscriben la presente modificación a la Prenda de Derechos de Crédito (de aquí en adelante, el “Contrato de Modificación”) que se regirá conforme a las siguientes: ESTIPULACIONES 1. TÉRMINOS DEFINIDOS 1.1 Los términos definidos en el Contrato de Modificación tendrán el mismo significado que en la Prenda de Derechos de Créditos, salvo que aquí se definan de manera distinta. Agent (as defined in the Credit Agreement) was replaced from GOLDMAN SACHS CREDIT PARTNERS L.P. to CITIBANK, N.A. IV As consequence of the above mentioned amendments, the Pledge over Credit Rights shall be modified accordingly and as sel forth in section 14.21 (d) of the Amended and Restated Credit Agreement, each Party to this agreement acknowledges, renews and extends their obligations under the security documents and the Pledgor hereby ratifies before the intervening Notary Public its obligations under the Credit Agreement. V Moreover, the Parties hereby irrevocably and unconditionally instruct the Notary to give notíce by means of certified letter with acknowledgement receipt, to the Pledgor contract counterparties from which Credit Rights are derived, of the granting of this Amendment Agreement (as defined below) using the Communications attached as Annex 4. Pursuant to the aforementioned, the Parties wish to grant this amendment to the Pledge over Credit Rights (hereinafter, the “Amendment Agreement”) which shall be governed by the following: CLAUSES 1. DEFINED TERMS 1.1 Terms defined in this Amendment Agreement shall have the meaning in the Pledge over Credit Rights unless otherwise defined herein. D. ANDRÉS DOMÍNGUEZ NAFR ÍA NOTARIO DE MADRID - 5 - MA 68122 [ILLEGIBLE]

EXECUTION VERSION Cualquier referencia a la Prenda de Derechos de Crédito (incluyendo referencias a la Prenda de Derechos de Crédito tal y como sea modificada por el presente Contrato de Modificación), a “esta póliza” o a “esta prenda” (así como cualquier referencia indirecta tal como “a continuación”, “por la presente”, “aquí mencionado” o cualquier otra que haga referencia a la Prenda de Derechos de Crédito) serán consideradas como referencias a la Prenda de Derechos de Crédito tal y como ésta sea modificada y complementada mediante el presente Contrato de Modificación. 2. MODIFICACIONES DE LA PRENDA DE DERECHOS DE CREDITO A partir de la presente fecha, la Prenda de Derechos de Crédito pasará a garantizar el cumplimiento íntegro y puntual de las Obligaciones Garantizadas (tal y como este término ha quedado modificado por el Contrato de Crédito Modificado) modificándose, por tanto, los términos y condiciones de la Prenda de Derechos de Crédito de la siguiente manera: 2.1 Cualquier referencia en la Prenda de Derechos de Crédito que haga expresa mención a la Ley de Sociedades Anónimas o a la Ley de Sociedades de Responsabilidad Limitada se sustituirá por lo establecido en los articules correspondientes en la nueva Ley 1/2010 de 2 de Julio de Sociedades de Capital. 2.2 Cualesquiera referencias en la Prenda de Derechos de Crédito al Acreedor Pignoraticio, “Administrative Agent” y “Collateral Agent”, Agente Administrativo y Agente de Garantías Reference in the Pledge over Credit Rights (including references to the Pledge over Credit Rights as amended hereby) to “this deed” or “this Pledge” (and indirect references such as “hereunder”, “Hereby”, “herein” and “hereof or any other referring to the Pledge over Credit Rights) shall be deemed to be references to the Pledge over Credit Rights as amended and supplemented hereby. 2. AMENDMENT OF THE PLEDGE OVER CREDIT RIGHTS Effective on the date hereof, the Pledge over Credit Rights will guarantee the full compliance of the Secured Obligations (as this defined term has been modified by the Amended and Restated Credit Agreement), and therefore amending the terms and conditions of the Pledge over Credit Rights as follows: 2.1 Any express reference in the Pledge over Credit Rights to the Public Limited Companies Act “Ley de Sociedades Anónimas” or Limited Liability Companies Act “Ley de Sociedades de Responsabilidad Limitada” will be substituted by the applicable provisions set forth in the new Companies Act “Ley 1/2010 de 2 de Julio de Sociedades de Capital”. 2.2 Any express reference in the Pledge over Credit Rights made to the Pledgee, Administrative Agent and Collateral Agent, will be referred to, thereafter made to D. ANDRÉS DOMÍNGUEZ NAFR ÍA NOTARIO DE MADRID - 6 - MA 68122 [ILLEGIBLE]

EXECUTION VERSION se referirán ahora en adelante a CITIBANK, N.A. en vez de a GOLDMAN SACHS CREDIT PARTNERS L.P. 2.3 Las Obligaciones Garantizadas pasarán a ser las Obligaciones Extranjeras o “Foreign Obligations” que le correspondan al Pignorante, tal y como este término se define en el Contrato de Crédito Modificado. Asimismo, el plazo de repago previsto en el Contrato de Crédito Inicial se entenderá extendido de conformidad con los términos y condiciones que se establecen en el Contrato de Crédito Modificado. 2.4 La Cláusula 12.2 se sustituirá por el siguiente tenor literal: A los efectos de la presente Póliza, las Partes señalan como domicilio válido para las notificaciones, requerimientos y diligencias que resultasen pertinentes: Para el Pignorante: Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid. Con copia a: Laureate Education, Inc. 650 South Exeter Street, Baltimore, MD 21202 Atención; Robert W.Zentz Número de fax: (410) 843-8544. Para el Acreedor Pignoraticio: Citibank, N.A 390 Greenwich Street New York, new York Atención: Caesar Wyszomirski. 3. EFECTOS SOBRE EL ACUERDO CITIBANK, N.A. instead of GOLDMAN SACHS CREDIT PARTNERS L.P. 2.3 The Secured Obligations for the Pledge over Credit Rights shall be the Foreign Obligations corresponding to the Pledgor, as this term is defined in the Amended and Restated Credit Agreement. Likewise, the repayment date set forth in the Initial Credit Agreement will be deemed extended in accordance with the terms and conditions set forth the Amended and Restated Credit Agreement. 2.4 Clause 12.2 is hereby replaced with the text that reads as follows: For purposes of this Deed, the address of the Parties for such notices, summons and other required formalities shall be the following: For the Pledgor: Calle Tajo s/n Urbanización El Bosque Villaviciosa de Odón, Madrid. With a copy to: Laureate Education, Inc. 650 South Exeter Street, Baltimore, MD 21202 Attention: Robert W.Zentz Telecopy No. (410) 843-8544. For the Pledgee: Citibank, N.A 390 Greenwich Street New York, new York Attention; Caesar Wyszomirski. 3. EFFECT ON THE AGREEMENT D. ANDRÉS DOMÍNGUEZ NAFR ÍA NOTARIO DE MADRID - 7 - MA 68122 [ILLEGIBLE]

EXECUTION VERSION 3.1 Las Partes reconocen expresamente que el presente Contrato de Modificación, representa una novación modificativa no extintiva de la Prenda de Derechos de Crédito, y formará parte de ésta a todos los efectos. 3.2 Salvo en lo dispuesto en este Contrato de Modificación, las disposiciones de la Prenda de Derechos de Crédito no podrán ser modificadas, rectificadas, renunciadas, alteradas o afectadas de ninguna otra manera. Asimismo, se ratifican y confirman tanto la Prenda de Derechos de Crédito como todas las obligaciones asumidas bajo la misma, las cuales se mantienen sin cambios y en vigor. 3.3 El presente Contrato de Modificación se limita exclusivamente a las materias expresamente establecidas en este documento y no podrá (i) constituir una modificación o renuncia a cualquier otro término o condición de la Prenda de Derechos de Crédito, (ii) perjudicar cualquier derecho o derechos de cualquier parte o relacionados con la Prenda de Derechos de Crédito, o (iii) crear cualquier derecho en favor de otra persona u otro beneficiario o de otra forma, excepto que aquí se disponga expresamente lo contrario. 4. REPRESENTACIONES Y GARANTÍAS El Acreedor Pignoraticio ratifica las representaciones y garantías establecidas en la cláusula 7 de la Prenda de Derechos de Crédito. 5. LEY APLICABLE Y JURISDICCIÓN 5.1 El presento Contrato de Modificación se regirá por el Derecho español. 3.1 The Parties expressly acknowledge that this Amendment Agreement, is an amendment without extinctive nature (novación modificativa no extintiva) of the Pledge over Credit Rights, and it will be a part of it for all purposes. 3.2 Except to the extent specifically set forth herein, the provisions of the Pledge over Credit Rights shall not be amended, modified, waived, impaired or otherwise affected hereby. Furthermore, the Pledge over Credit Rights and the obligations thereunder are hereby ratified and confirmed and remain unchanged and in full force and effect. 3.3 This Amendment Agreement shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Pledge over Credit Rights, (ii) prejudice any right or rights of any party under or in connection with the Pledge over Credit Rights or (iii) create any right herein to another person or other beneficiary or otherwise, except to the extent specifically provided herein. 4. REPRESENTATIONS AND UNDERTAKINGS The Pledgor ratifies the representations and warranties set forth in Clause 7 of the Pledge over Credit Rights. 5. GOVERNING LAW AND JURISDICTION 5.1 This Amendment Agreement shall be governed by Spanish law. D. ANDRÉS DOMÍNGUEZ NAFR ÍA NOTARIO DE MADRID - 8 - MA 68122 [ILLEGIBLE]

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5.2 Con renuncia a su fuero propio, ambas partes se someten de manera expresa e irrevocable a los Juzgados y Tribunales de la ciudad de Madrid para todas las cuestiones que puedan derivarse de la validez, interpretación o cumplimiento del presente Contrato.

5.2 The Parties, expressly waiving their right to their own forum, expressly and irrevocably submit to the courts of the city of Madrid for purposes of any dispute which may arise in connection with the validity, interpretation or enforceability of this Deed.

Y para constancia y cumplimiento de lo convenido, otorgan este Contrato en tres ejemplares con la intervención del Notario interviniente.

In witness hereof, the Parties sign this contract in three original counterparts with the intervention of the Notary Public.

INICIATIVAS CULTURALES DE ESPAÑA, S.L.
P.P.

D. David González Gálvez

INICIATIVAS CULTURALES DE ESPAÑA, S.L.
By:

Mr. David González Gálvez

CITIBANK, N.A.
P.P.

Dña Macarena Ruiz-Jarabo Valdés

CITIBANK, N.A
By:

Ms. Macarena Ruiz-Jarabo Valdés

GOLDMAN SACHS CREDIT PARTNERS L.P.
P.P.

Dña Macarena Ruiz-Jarabo Valdés

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:

Ms. Macarena Ruiz-Jarabo Valdés

Con mi intervención

With my intervention

D. Andrés Dominguez Nafria

Mr. Andrés Dominguez Nafria

D. ANDRÉS DOMÍNGUEZ NAFRÍA NOTARIO DE MADRID

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